EXHIBIT 12
                                  ASHLAND INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   AND EARNINGS TO COMBINED FIXED CHARGES AND
                            PREFERRED STOCK DIVIDENDS
                                  (In millions)
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                                                                                                                Nine Months Ended
                                                                  Years Ended September 30                             June 30
                                                -------------------------------------------------------------   --------------------
                                                   1997         1998         1999        2000         2001         2001       2002
                                                ---------    ---------    ---------   ---------    ----------   ---------  ---------
EARNINGS
--------

Income from continuing operations               $   169      $   178      $    291    $    292     $    406     $    281   $    82
Income taxes                                        125          114           193         191          275          187        49
Interest expense                                    148          133           141         189          160          124       100
Interest portion of rental expense                   48           40            35          39           41           29        27
Amortization of deferred debt expense                 1            1             1           2            2            1         1
Undistributed earnings of
    unconsolidated affiliates                        (6)         (62)          (11)       (112)         (90)         (83)      (20)
Earnings of significant affiliates*                   7            -             -           -            -            -         -
                                                --------     ---------    ---------   ---------    ---------    ---------  --------
                                                $   492      $   404      $    650    $    601     $    794     $    539    $  239
                                                ========     =========    =========   =========    =========    =========  ========


FIXED CHARGES
-------------

Interest expense                                $   148      $   133      $    141    $    189     $    160     $    124    $  100
Interest portion of rental expense                   48           40            35          39           41           29        27
Amortization of deferred debt expense                 1            1             1           2            2            1         1
Capitalized interest                                  1            -             -           -            -            -         -
Fixed charges of significant affiliates*              5            -             -           -            -            -         -
                                                --------     ---------    ---------   ---------    ---------    ---------  --------
                                                $   203      $   174      $    177    $    230     $    203     $    154    $  128
                                                ========     =========    =========   =========    =========    =========  ========


COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS
--------------------------

Preferred dividend requirements                 $     9      $     -      $      -    $      -     $      -     $      -    $    -
Ratio of pretax to net income**                    1.74            -             -           -            -            -         -
                                                --------     ---------    ---------   ---------    ---------    ---------  --------

Preferred dividends on a pretax basis                17            -             -           -            -            -         -
Fixed charges                                       203          174           177         230          203          154       128
                                                --------     ---------    ---------   ---------    ---------    ---------  --------
                                                $   220      $   174      $    177    $    230     $    203     $    154    $  128
                                                ========     =========    =========   =========    =========    =========  ========


RATIO OF EARNINGS TO
FIXED CHARGES                                      2.42         2.32          3.67        2.61         3.91         3.51      1.86

RATIO OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS                                    2.24         2.32          3.67        2.61         3.91         3.51      1.86

* Significant affiliates are companies accounted for on the equity method that are 50% or greater owned or whose indebtedness has been directly or indirectly guaranteed by Ashland or its consolidated subsidiaries.

** Computed as income from continuing operations before income taxes divided by income from continuing operations, which adjusts dividends on preferred stock to a pretax basis.

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